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                                                                   EXHIBIT 10.15
                                 AMENDMENT NO. 2
                                       TO
                         SEVERANCE PROTECTION AGREEMENT

         THIS AMENDMENT made as of the 31st day of August, 2001, by and between National Service Industries, Inc., a Delaware corporation (the "Company"), and ________________ (the "Executive");

                              W I T N E S S E T H:

         WHEREAS, the Company entered into a Severance Protection Agreement with the Executive, dated ___________________, which was amended August 31, 1996 (the "Agreement"), providing for the payment of certain compensation and benefits to the Executive in the event his employment is terminated as a result of, or in connection with, a Change in Control of the Company; and

         WHEREAS, effective as of August 31, 2001, the Company is restructuring (the "Restructuring") its business operations and forming several new subsidiary corporations (each such new entity will be considered a "Subsidiary" under the Agreement); and

         WHEREAS, the Company and the Executive desire to amend the Agreement to reflect the fact that Executive may be primarily employed by, and/or primarily perform services for one or more of the new Subsidiaries; and

         WHEREAS, the Executive will continue to perform valuable services that inure to the financial benefit of the Company and its shareholders;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree to amend the Agreement as follows:

                                       1.

         In consideration of the Executive's performing valuable services for the Subsidiary executing this Agreement, the Subsidiary does hereby guarantee the payment and performance by the Company of all of the Company's obligations and responsibilities under the Agreement.

                                       2.

         The Executive hereby agrees that under the Agreement the Restructuring
(i) shall not be deemed to constitute a Change in Control, and (ii) shall not result in a termination of the Executive's employment.

                                       3.

         The Appendix to the Agreement shall be replaced by the Appendix attached hereto.


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                                       4.

         Except as hereby modified, the terms and conditions of the Agreement shall remain in full force and effect. This Amendment shall be effective as of August 31, 2001.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                             EXECUTIVE:


                                             -----------------------------------




                                             NATIONAL SERVICE INDUSTRIES, INC.



                                             By:
                                                --------------------------------

         The undersigned Subsidiary does hereby agree to the terms and conditions of the Agreement and to pay and perform all of the obligations described in Paragraph 1 of this Amendment.

         This 31st day of August, 2001.

                                             SUBSIDIARY:

                                             L&C SPINCO, INC.


                                             By:
                                                --------------------------------